Exhibit 21
Direct and Indirect Operating Subsidiaries of FirstMerit Corporation

❖ Citizens Savings Corporation of Stark County (Ohio)
❖ FirstMerit Bank, National Association
- Cascade Holdings (Illinois)
- CPHCSUB, LLC (Ohio)
- CREPD, LLC (Ohio)
- Cumberland Trail Development LLC (Ohio)
- Cumberland Trail Golf Course LLC (Ohio)
- FirstMerit Advisors, Inc. (Ohio)
- FirstMerit Equipment Finance, Inc. (Ohio)
- FirstMerit Financial Services, Inc. (Ohio)
- FirstMerit Insurance Agency, Inc. (Ohio)
- FirstMerit Insurance Group, Inc. (Ohio)
- FirstMerit Mortgage Corporation (Ohio)
- FirstMerit Mortgage Reinsurance Company, Inc. (Hawaii)
- FirstMerit-Moss Creek Ventures, LLC (Ohio)
- FirstMerit Securities, Inc. (Ohio)
- FirstMerit Title Agency, Ltd. (Ohio)
- FMRC, Inc. (Delaware)
- FMSC, Inc. (Delaware)
- FMTP, LLC (Delaware)
- Midwest Financial and Investment Services, Inc. (Illinois)
- Midwest Funding LLC (Delaware)
- Mobile Consultants, Inc. (Ohio)
❖ FirstMerit Capital Trust I (Delaware)
❖ FirstMerit Community Development Corporation (Ohio)
❖ FirstMerit Risk Management, Inc. (Vermont)
❖ FMT, Inc. (Delaware)
❖ George Washington Service Corp. (Illinois)
❖ G.W.S.B. LLC (Illinois)